Exhibit 3.2

BYLAWS OF

NEW PEOPLES BANKSHARES, INC.

(restated in electronic format as of August 24, 2020)

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TABLE OF CONTENTS

ARTICLE 1 - SHARES		4

Section 1.
Section 2.
Section 3.
Section 4.
Section 5.

	Certificates	4
	Signatures	4
	Duplicate Certificates	4
	Transfer of Shares	4
	Restrictions on Transfer	4

ARTICLE II- SHAREHOLDERS		4

Section 1.
Section 2.
Section 3.
Section 4.
Section 5.
Section 6.
Section 7.
Section 8.
Section 9.
Section 10.
Section 11.
Section 12.
Section 13.

	Holders of Shares	4
	Meetings Generally	4
	Annual Meetings	5
	Special Meetings	5
	Notice	5
	Determination of Shareholders of Record	5
	Conduct of Meetings	5
	Proxies	6
	Procedure at Meetings	6
	Shareholder Proposals	6
	Quorum and Voting	7
	Inspectors	7
	Adjournments	7

ARTICLE III - DIRECTORS		7

Section 1.
Section 2.
Section 3.
Section 4.
Section 5.
Section 6.
Section 7.
Section 8.
Section 9.
Section 10.
Section 11.
Section 12.
Section 13.
Section 14.
Section 15.
Section 16.
Section 17.
Section 18.

	General Powers	7
	Number of Directors	7
	Qualifications and Election	7
	Regular Meetings	7
	Special Meetings	7
	Notice	8
	Waiver of Notice	8
	Action Without Meeting	8
	Conduct of Meetings	8
	Procedure at Meetings	8
	Participation by Conference Telephone	8
	Quorum	8
	Committees	8
	Removal	9
	Vacancies	9
	Nominations of Director Candidates	9
	Resignation	9
	Directors' Compensation	9

ARTICLE IV - OFFICERS		9
Section 1.	Generally	9
Section 2.	Chairman	10
Section 3.	President and Chief Executive Officer	10
Section 4.	Executive Vice President	10
Section 5.	Vice Presidents	10
Section 6.	Treasurer	10
Section 7.	Secretary	10
Section 8.	Delegation of Power	11
Section 9.	Term of Office	11
Section 10.	Resignation	11
Section 11.	Removal	11
Section 12.	Execution of Instruments	11
Section 13.	Proxies	11
ARTICLE V - MISCELLANEOUS		11
Section 1.	Seal	11
Section 2.	Amendments	11
Section 3.	Fiscal Year and Accounting	11

BYLAWS OF

NEW PEOPLES BANKSHARES, INC.

ARTICLE I

SHARES

Section l. Certificates. All shares of the capital stock issued by the Corporation shall, when fully paid, be represented by certificates in such form as may be required by law and approved by the Board of Directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman of the Board of Directors or the President and Chief Executive Officer or by the Secretary or an Assistant Secretary or any other officer authorized by resolution of the Board of Directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

Section 4. Transfer of Shares. A transfer of shares shall be made on the share transfer books of the Corporation only upon surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact. The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper.

Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these Bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

Section l. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held as the Board of Directors may designate from time to time. Such meetings may be conducted in-person, virtually or in a hybrid setting. At least ten days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place (if any) of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held each year on such date and time set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. Such meetings may be conducted in-person, virtually or in a hybrid setting.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

Section 5. Notice. Written notice of the date, time and place (if any) of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these Bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution. as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

A shareholder's attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 6. Determination of Shareholders of Record. The share transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 7. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the Vice Chairman (or in their absence the President and Chief Executive Officer), shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting. Unless varied by the Chairman of the meeting, the order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be:

1.	Opening of meeting by the Chairman;
2.	Determination of presence of a quorum;
3.	Proof of notice of meeting;
4.	Reading and approval of minutes of prior meetings;
5.	Report of officers;
6.	Old or unfinished business;
7.	New business;
8.	Election of directors; and
9.	Adjournment.

Section 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 9. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 10. Shareholder Proposals. Any shareholder entitled to vote on the matters brought before the meeting generally may make a proposal relating to the business of the Corporation, but only if written notice of such shareholder proposal has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not less than thirty (30) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors; provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders.

A shareholder's notice to the Secretary shall set forth as to each matter of business the shareholder proposes to bring before the annual meeting: (a) a description of the business intended to be brought before the annual meeting, including the text of any resolution to be presented, and the reasons for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting; (d) the class and number of shares of stock of the Corporation owned (i) of record and (ii) beneficially by the shareholder; and (e) any material interest of the shareholder in the business to be brought before the meeting.

In the event a shareholder attempts to bring business before any meeting without complying with the provisions of this section, the presiding officer of the meeting may determine and declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

Section 1l. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 12. Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

Section 13. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place (if any). If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place (if any) of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section l. General Powers. Except as expressly provided in the articles of incorporation or these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2. Number of Directors. The initial Board of Directors shall consist of no less than 7 and no more than 15 individuals, with such number to be adjusted from time to time by resolution of the Board of Directors in accordance with the articles of incorporation and bylaws. The Board of Directors in making adjustments to the number on the Board, shall at no time have fewer or more than the minimum and maximum number allowed under the Articles of Incorporation.

Section 3. Qualifications and Election. Directors need not be residents of the Commonwealth of Virginia. The directors shall be elected at each annual meeting of the shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing. In accordance with the provisions of the Articles of Incorporation, directors shall hold their offices for staggered three year terms and until their successors are elected and qualify.

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by a majority of the Board of Directors.

Section 6. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or director calling the meeting, to the address of such director as it appears in the records of the Corporation not less than three days before the date of the meeting; Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 7. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 8. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 9. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the Vice Chairman (or in their absence the President and Chief Executive Officer), shall act as chairman of and preside over meetings of the Board of Directors. If no such officer is present, the meeting shall elect a chairman. The Secretary of the Board of Directors shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 10. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman, and the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 11. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

Section 12. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these by Bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a majority may adjourn any meeting.

Section 13. Committees. The Board of Directors may create one or more committees. The Chairman shall appoint two or more members of the Board of Directors to serve on such committees. Any such committee shall be governed by Corporation policy pertaining to each committee.

The provisions of Sections 4 through 12 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 14. Removal. Any director may be removed from office at a meeting called expressly for that purpose by the vote of stockholders holding a majority of the shares entitled to vote at an election of directors.

Section 15. Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. Vacancies resulting from the increase in the number of directors shall be filled in the same manner.

Section 16. Nominations of Director Candidates. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such shareholder's intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Board not less than thirty (30) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors; provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders. Each such notice of a shareholder's intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporation's securities and his principal occupation for the past five years; and (e) the written consent of each nominee to serve as a director of the Corporation n if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 17. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the President and Chief Executive Officer or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 18. Directors' Compensation. By resolution of the board, directors may be allowed a fee and expense for attendance at all meetings, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a chairman of the Board of Directors , a President and Chief Executive Officer, an Executive Vice President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors, the Chairman of the Board of Directors, or the President and Chief Executive Officer may also, from time to time, appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and, except for the Chairman of the Board and the President and Chief Executive Officer, may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these Bylaws or, to the extent consistent with these Bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President and Chief Executive Officer. The Board of Directors may require any officer to give bond for the faithful performance of his duties as the Board may see fit.

Section 2. Chairman. The Chairman of the Board of Director shall act as chairman of and preside over meetings of the shareholders and directors and shall perform business development and business planning functions and such other duties as may be lawfully required of, or conferred upon, him by the Board of Directors. Except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board. In the absence or disability of the Chairman of the Board, the President and Chief Executive Officer or in the absence of a President and Chief Executive Officer, the Secretary shall perform such duties.

Section 3. President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation. The President and Chief Executive Officer shall be primarily responsible for the implementation of the policies of its Board of Directors and shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. He shall also perform all duties generally incident to this office, such duties as may be conferred upon him by the Board of Directors. Except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing or execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4. Executive Vice President. Subject to the supervision of the President and Chief Executive Officer, the Executive Vice President shall assist with the general management of the business and operations of the Corporation.

Section 5. Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned by the President and Chief Executive Officer.

Section 6. Treasurer. The Treasurer shall have charge of and be responsible for maintaining adequate financial accounts and records in accordance with generally accepted principles and for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or the President and Chief Executive Officer.

Section 7. Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and stockholders of the Corporation. When requested, he or she shall also act as secretary of the meetings of the committees of the Board. He or she shall keep and preserve the minutes of all such meetings in permanent books. He or she shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all stock certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation; shall see that all reports, statements and other documents required by law are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President and Chief Executive Officer.

Section 8. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President and Chief Executive Officer, such other officers or employees as may be designated by the Board of Directors or by the President and Chief Executive Officer shall have the authority to perform the duties of such officer.

Section 9. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 10. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President and Chief Executive Officer or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 11. Removal. Upon the recommendation of the President and Chief Executive Officer, any officer may be removed, at any time, by the Board of Directors.

Section 12. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize.

Section 13. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors or the President and Chief Executive Officer may from time to time himself or herself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he or she shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation (except shares held in subsidiary Corporation institutions which may only be voted at the direction of the Board of Directors), at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

MISCELLANEOUS

Section 1. Seal. The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

Section 2. Amendments. These Bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular Bylaws provide expressly that the Board of Directors may not amend or repeal the same. These Bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

Section 3. Fiscal Year and Accounting. The fiscal year of the Corporation shall be the calendar year ending December 31.